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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported): July 27, 2000


                                ARIS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

          WASHINGTON                      0-22649                91-1497147
-------------------------------   ------------------------   -------------------
(State or Other Jurisdiction of   (Commission File Number)      (IRS Employer
         Incorporation)                                      Identification No.)

              2229 - 112TH AVENUE N.E., BELLEVUE, WASHINGTON 98004
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               (Address of Principal Executive Offices) (Zip Code)

                                 (425) 372-2747
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               Registrant's telephone number, including area code

                                      NONE
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          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS.

        On July 27, 2000, Aris Corporation (the "Company" or "Aris") announced that the Company has signed a letter of intent to sell a majority share of the company's software division to a group of investors led by Paul Song, Aris' Chairman of the Board and former CEO for total consideration of approximately $2.6 million in cash, stock and receivables. Aris will retain a 15% interest in Aris Software. The sale is expected to be completed on or about August 31, 2000.

        The Company issued a press release on July 27, 2000 announcing the signing of the letter of intent. A copy of the press release is filed as Exhibit
99.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)   Exhibits.

                99.1        Press release dated July 27, 2000: "ARIS SELLS
                            SOFTWARE DIVISION"


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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ARIS CORPORATION


                                        By: /s/ Diane Gamache
                                            ----------------------------------
                                            Diane Gamache, CPA
                                            Chief Financial Officer

Dated: August 9, 2000

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                                  EXHIBIT INDEX


Exhibit Number      Description
--------------      -----------
     99.1           Press release dated July 27, 2000: "ARIS SELLS SOFTWARE
                    DIVISION"